NAME OF REGISTRANT:
Templeton Funds, Inc.
File No. 811-02781


EXHIBIT ITEM NO. 77(C): Matter Submitted to a Vote of Security Holders

Templeton World Fund

MEETING OF SHAREHOLDERS, MARCH 21, 2007 AND RECONVENED ON APRIL 11, 2007 AND MAY 11, 2007 (UNAUDITED)

A Special Meeting of the Shareholders of Templeton Funds, Inc. ("TFI") was held at the offices of Franklin Templeton Investments, One Franklin Parkway, San Mateo, California on March 21, 2007, and reconvened on April 11, 2007 and May 11, 2007. The purpose of the meeting was to elect Directors of TFI and to vote on the following Proposal and Sub-Proposals: To approve an Agreement and Plan of Reorganization that provides for the reorganization of TFI from a Maryland corporation to a Delaware statutory trust, and to approve amendments to certain of the Fund's fundamental investment restrictions (including two (2) Sub-Proposals).

At the meeting, the following persons were elected by the shareholders to serve as Independent Directors of TFI: Harris J. Ashton, Frank J. Crothers, Edith E. Holiday, David W. Niemiec, Frank A. Olson, Larry D. Thompson, Constantine D. Tseretopoulos and Robert E. Wade. Charles B. Johnson and Gregory E. Johnson were elected by the shareholders to serve as Interested Directors. Shareholders also approved the Agreement and Plan of Reorganization providing for the reorganization of TFI from a Maryland corporation to a Delaware statutory trust, and amendments to certain of the Fund's fundamental investment restrictions (including two (2) Sub-Proposals). No other business was transacted at the meeting. The results of the voting at the meeting are as follows:

Proposal 1. The Election of Directors*:

------------------------------------------------------------------------------------------------------------------
                                                        % OF        % OF                         % OF       % OF
                                                    OUTSTANDING    VOTED                     OUTSTANDING    VOTED
NAME                                    FOR            SHARES      SHARES      WITHHELD         SHARES     SHARES
------------------------------------------------------------------------------------------------------------------
Harris J. Ashton ..............   897,493,029.375     49.291%     98.005%   18,266,327.119      1.004%     1.995%
Frank J. Crothers .............   899,562,005.552     49.405%     98.231%   16,197,350.942      0.890%     1.769%
Edith E. Holiday ..............   890,452,758.119     48.905%     97.237%   25,306,598.375      1.390%     2.763%
David W. Niemiec ..............   899,357,424.298     49.394%     98.209%   16,401,932.196      0.901%     1.791%
Frank A. Olson ................   897,369,740.773     49.285%     97.992%   18,389,615.721      1.010%     2.008%
Larry D. Thompson .............   899,516,526.208     49.402%     98.226%   16,242,830.286      0.893%     1.774%
Constantine D. Tseretopoulos ..   899,213,408.694     49.386%     98.193%   16,545,947.800      0.909%     1.807%
Robert E. Wade ................   899,419,479.173     49.397%     98.216%   16,339,877.321      0.898%     1.784%
Charles B. Johnson ............   898,350,377.335     49.338%     98.099%   17,408,979.159      0.957%     1.901%
Rupert H. Johnson, Jr. ........   898,815,054.517     49.364%     98.150%   16,944,301.977      0.931%     1.850%

Proposal 2. To approve an Agreement and Plan of Reorganization that provides for the reorganization of TFI from a Maryland corporation to a Delaware statutory trust*:

--------------------------------------------------------------------------------
                                                            % OF         % OF
                                                         OUTSTANDING    VOTED
                                         SHARES VOTED      SHARES       SHARES
--------------------------------------------------------------------------------
For ................................   687,030,019.479     37.732%      75.023%
Against ............................    26,262,708.016      1.443%       2.868%
Abstain ............................    22,898,869.969      1.257%       2.500%
Broker Non-Votes ...................   179,567,759.030      9.862%      19.609%
--------------------------------------------------------------------------------
TOTAL ..............................   915,759,356.494     50.294%     100.000%
--------------------------------------------------------------------------------


Proposal 3. To approve amendments to certain of the Fund's fundamental investment restrictions (includes two (2) Sub-Proposals**):

(a) To amend the Fund's fundamental investment restriction regarding lending:

--------------------------------------------------------------------------------
                                                            % OF        % OF
                                                         OUTSTANDING    VOTED
                                         SHARES VOTED      SHARES       SHARES
--------------------------------------------------------------------------------
For ................................   230,958,526.997     45.226%      74.918%
Against ............................    14,775,525.460      2.893%       4.793%
Abstain ............................    15,223,674.372      2.981%       4.938%
Broker Non-Votes ...................    47,322,106.000      9.267%      15.350%
--------------------------------------------------------------------------------
TOTAL ..............................   308,279,832.829     60.367%     100.000%
--------------------------------------------------------------------------------

(b) To amend the Fund's fundamental investment restriction regarding investments in real estate:

--------------------------------------------------------------------------------
                                                             % OF        % OF
                                                         OUTSTANDING    VOTED
                                         SHARES VOTED       SHARES      SHARES
--------------------------------------------------------------------------------
For ................................   232,300,255.368     45.489%      75.354%
Against ............................    13,615,091.848      2.666%       4.416%
Abstain ............................    15,042,379.613      2.945%       4.880%
Broker Non-Votes ...................    47,322,106.000      9.267%      15.350%
--------------------------------------------------------------------------------
TOTAL ..............................   308,279,832.829     60.367%     100.000%
--------------------------------------------------------------------------------

* All TFI funds voting together.

** Templeton World Fund voting separately.



Templeton Foreign Fund

MEETING OF SHAREHOLDERS, MARCH 21, 2007 AND RECONVENED ON APRIL 11, 2007 AND MAY 11, 2007 (UNAUDITED)

A Special Meeting of the Shareholders of Templeton Funds, Inc. ("TFI") was held at the offices of Franklin Templeton Investments, One Franklin Parkway, San Mateo, California on March 21, 2007, and reconvened on April 11, 2007 and May 11, 2007. The purpose of the meeting was to elect Directors of TFI and to vote on the following Proposal and Sub-Proposals: To approve an Agreement and Plan of Reorganization that provides for the reorganization of TFI from a Maryland corporation to a Delaware statutory trust, and to approve amendments to certain of the Fund's fundamental investment restrictions (including two (2) Sub-Proposals).

At the meeting, the following persons were elected by the shareholders to serve as Independent Directors of TFI: Harris J. Ashton, Frank J. Crothers, Edith E. Holiday, David W. Niemiec, Frank A. Olson, Larry D. Thompson, Constantine D. Tseretopoulos and Robert E. Wade. Charles B. Johnson and Gregory E. Johnson were elected by the shareholders to serve as Interested Directors. Shareholders also approved the Agreement and Plan of Reorganization providing for the reorganization of TFI from a Maryland corporation to a Delaware statutory trust, and amendments to certain of the Fund's fundamental investment restrictions (including two (2) Sub-Proposals). No other business was transacted at the meeting.

The results of the voting at the meeting are as follows:

Proposal 1. The Election of Directors*:

----------------------------------------------------------------------------------------------------------------------
                                                            % OF        % OF                        % OF        % OF
                                                        OUTSTANDING    VOTED                     OUTSTANDING    VOTED
NAME                                       FOR             SHARES      SHARES      WITHHELD         SHARES     SHARES
----------------------------------------------------------------------------------------------------------------------
Harris J. Ashton ..................   897,493,029.375     49.291%     98.005%   18,266,327.119      1.004%     1.995%
Frank J. Crothers .................   899,562,005.552     49.405%     98.231%   16,197,350.942      0.890%     1.769%
Edith E. Holiday ..................   890,452,758.119     48.905%     97.237%   25,306,598.375      1.390%     2.763%
David W. Niemiec ..................   899,357,424.298     49.394%     98.209%   16,401,932.196      0.901%     1.791%
Frank A. Olson ....................   897,369,740.773     49.285%     97.992%   18,389,615.721      1.010%     2.008%
Larry D. Thompson .................   899,516,526.208     49.402%     98.226%   16,242,830.286      0.893%     1.774%
Constantine D. Tseretopoulos ......   899,213,408.694     49.386%     98.193%   16,545,947.800      0.909%     1.807%
Robert E. Wade ....................   899,419,479.173     49.397%     98.216%   16,339,877.321      0.898%     1.784%
Charles B. Johnson ................   898,350,377.335     49.338%     98.099%   17,408,979.159      0.957%     1.901%
Rupert H. Johnson, Jr. ............   898,815,054.517     49.364%     98.150%   16,944,301.977      0.931%     1.850%

Proposal 2. To approve an Agreement and Plan of Reorganization that provides for the reorganization of TFI from a Maryland corporation to a Delaware statutory trust*:

------------------------------------------------------------------------------
                                                            % OF        % OF
                                                        OUTSTANDING    VOTED
                                        SHARES VOTED       SHARES      SHARES
------------------------------------------------------------------------------
For ...............................   687,030,019.479     37.732%      75.023%
Against ...........................    26,262,708.016      1.443%       2.868%
Abstain ...........................    22,898,869.969      1.257%       2.500%
Broker Non-Votes ..................   179,567,759.030      9.862%      19.609%
------------------------------------------------------------------------------
TOTAL .............................   915,759,356.494     50.294%     100.000%
------------------------------------------------------------------------------


Proposal 3. To approve amendments to certain of the Fund's fundamental investment restrictions (includes two (2) Sub-Proposals**):

a) To amend the Fund's fundamental investment restriction regarding lending:

------------------------------------------------------------------------------
                                                            % OF        % OF
                                                        OUTSTANDING    VOTED
                                        SHARES VOTED       SHARES      SHARES
------------------------------------------------------------------------------
For ...............................   476,159,939.646     36.345%      72.461%
Against ...........................    32,766,842.574      2.501%       4.986%
Abstain ...........................    18,749,097.111      1.431%       2.854%
Broker Non-Votes ..................   129,451,852.030      9.881%      19.700%
------------------------------------------------------------------------------
TOTAL .............................   657,127,731.361     50.158%     100.000%
------------------------------------------------------------------------------

(b) To amend the Fund's fundamental investment restriction regarding investments in real estate:

------------------------------------------------------------------------------
                                                            % OF        % OF
                                                        OUTSTANDING    VOTED
                                        SHARES VOTED       SHARES      SHARES
------------------------------------------------------------------------------
For ...............................   469,202,080.830     35.814       71.402
Against ...........................    42,332,826.522      3.231        6.442
Abstain ...........................    16,140,971.979      1.232        2.456
Broker Non-Votes ..................   129,451,852.030      9.881       19.700
------------------------------------------------------------------------------
TOTAL .............................   657,127,731.361     50.158%     100.000%
------------------------------------------------------------------------------

* All TFI funds voting together.

** Templeton Foreign Fund voting separately.